Exhibit 99.1


                         ROBERTS REALTY INVESTORS, INC.



CONTACT:                                                FOR IMMEDIATE RELEASE
--------                                                ---------------------
Stephen M. McAleer                                            August 20, 2002
Chief Financial Officer

Telephone:        (770) 394-6000
Fax:              (770) 396-0706


                         ROBERTS REALTY INVESTORS, INC.
                       ANNOUNCES LETTER OF INTENT TO SELL
                               EAST FOX COURT LAND


ATLANTA, GA - Roberts Realty Investors, Inc. (AMEX:RPI) announces it has signed a letter of intent with a national homebuilder to sell its 9.5 acres of undeveloped land located in Alpharetta, Georgia on East Fox Court across from the company's 403-unit Addison Place apartment community. Charles S. Roberts, CEO, stated "The sales price is $3.2 million and will produce a profit of $1.6 million or $0.22 per share when the transaction closes in November 2002." He added, "The land is unencumbered and it is the company's intent to reinvest the proceeds in an existing apartment community that will immediately add to cash flow."



This press release contains forward-looking statements within the meaning of the securities laws. Although the company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the company's actual results could differ materially from those anticipated in the forward-looking statements. Certain factors that might cause such a difference include, but are not limited to, the following: the letter of intent may not result in a signed contract; the sale may not close within the anticipated timeframe; the final sales price may differ from the sales price in the letter of intent; and the company may not be successful in acquiring another property.